Exhibit 3.01

UMB FINANCIAL CORPORATION

BYLAWS

(As Amended through ~~October 28, 2014~~January 24, 2023)

ARTICLE I

Location of Offices

Section 1. Principal Office. The principal office of UMB Financial Corporation (the “Corporation”) shall be located in Kansas City, Jackson County, Missouri, or at such other place as may be designated from time to time by the Board of Directors of the Corporation (the “Board”).

Section 2. Other Offices. The Corporation may have offices at such other place or places, either within or without the State of Missouri, as the Board may from time to time designate.

ARTICLE II

Meetings of Shareholders

Section 1. Annual Meeting. ~~The annual meeting of the shareholders shall be held~~The annual meeting of the shareholders shall be held: (i) in-person; (ii) by means of remote communication; or (iii) at a physical location combined with a means of remote communication (hybrid). The use of remote communications may, but is not required to, include the ability for participants to view the proceedings of the annual meeting and such determination will be made by the Board. The physical location of any in-person or hybrid meeting shall be at the principal office of the Corporation, or at such other place as shall be designated in the notice thereof, beginning at 9:00 a.m. or such other hour as shall be designated in such notice, on the final Tuesday in April in each year, or if that be a legal holiday on the next succeeding day not a legal holiday~~.~~; provided, however, the day fixed for such meeting in any year may, by resolution of the Board, be changed to such other day, not a legal holiday, as the Board may deem to be desirable or appropriate. At each annual meeting the shareholders shall elect directors as provided in Articles II and III of these Bylaws and shall transact only such other business as is properly brought before the meeting in accordance with the Articles of Incorporation and Section 12 of Article II of these Bylaws.

Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chair of the Board, or in the case of the absence or disability of the Chair, by any Chief Executive Officer or the President, or at any time upon the written request of a majority of the Board, or upon the written request of the holders of not less than ~~one-fifth~~fifty percent (50%) of the outstanding stock of the Corporation entitled to vote at such meeting. Each call for a special meeting of the shareholders shall state the time, the day, the place, and the purpose or purposes of such meeting and shall be in writing, signed by the persons making the same, and delivered to the Secretary. Any such special meeting shall be held: (i) in person; (ii) by means or remote communication; or (iii) at a physical location combined with a means of remote communication (hybrid); provided, however, that in the event of a special meeting called by request of the shareholders, the meeting format will be as determined by the Board. Only such business shall be conducted at a special meeting of shareholders as shall have been properly brought before the meeting in accordance with the Articles of Incorporation and Section 12 of Article II these Bylaws.

Section 3. Notice of Meetings. Written or printed notice of each meeting of the shareholders stating the hour and day when, and the place where and/or electronic platform upon which, such meeting is to be held shall be served as hereinafter provided on each shareholder entitled to vote thereat not less than ten (10) days or more than seventy (70) days before such meeting, except that further notice shall be given of particular matters if required by applicable law. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by electronic transmission, including by electronic mail, in the manner provided in and to the extent permitted by Section 351.230 of The General and Business Corporation Law of Missouri. In the case of an annual meeting, the notice shall state that the purposes thereof are, at a minimum, the election of directors and the transaction of such other business as may properly come before the meeting according to the Articles of Incorporation and Section 12 of Article II of these Bylaws. In the case of a special meeting, such notice shall state the purpose or purposes for which the meeting is called~~.~~, and any other information required by applicable law or these Bylaws. Any notice of a shareholders’ meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at ~~his or her~~their address as it appears on the records of the Corporation. Any notice of a shareholders’ meeting sent by ~~facsimile or~~ electronic transmission shall be deemed to be delivered at the time it is delivered to the address, number, email account, or other reference supplied by the recipient for the purpose of receiving such communications.

Section 4. Waiver of Notice. Any shareholder may waive notice of any meeting of the shareholders by a writing signed by ~~him or her~~them, or by ~~his or her~~their duly authorized attorney or agent, either before or after the time of such meeting. A copy of such waiver shall be entered in the minutes and shall be deemed to be the notice required by applicable law, the Articles of Incorporation, or these Bylaws. Any shareholder present in person~~,~~ or via remote communication, or who is represented by proxy~~,~~ (whether in person or remotely), at any meeting of the shareholders shall be deemed to be present, and to have thereby waived notice of such meeting except where such attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Actions Without a Meeting. Any action which is required to be taken, or may be taken, at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, in accordance with Section 351.273 of The General and Business Corporation Law of Missouri. The Secretary shall file such consents with the minutes of the meetings of the shareholders.

Section 6. List of Shareholders. At least ten (10) days before each meeting of the shareholders, the Secretary shall cause to be prepared a complete list of the names and addresses of all shareholders entitled to vote at such meeting based on the Corporation’s stock transfer books, arranged in alphabetical order, with the number of shares held by each, and such list shall be produced and kept for a period of ten (10) days prior to the meeting at the registered office of the Corporation in the State of Missouri and shall be subject to inspection by any shareholder during usual business hours. ~~Such~~To the extent required by applicable law, such list shall also be ~~produced and kept open~~made available at the meeting and shall be subject to inspection by any shareholder during the meeting.

Section 7. Quorum. At any meeting of the shareholders, a majority of the outstanding shares of stock entitled to vote at such meeting, being represented in person, via electronic means (as applicable) or by proxy, shall constitute a quorum for all purposes, including the election of directors, except as otherwise required by applicable law. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter, shall be deemed to be represented at the meeting for quorum purposes. Shares as to which voting instructions are given as to at least one of the matters to be voted on shall also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares shall be deemed to be represented at the meeting.

Section 8. Organization. The Chair of the Board, or in the case of the absence or disability of the Chair, ~~any~~the Chief Executive Officer or the President shall preside at each meeting of the shareholders. The Secretary, or in the case of the absence or disability of the Secretary, an Assistant Secretary or a secretary pro tem shall act as secretary of all meetings of the shareholders.

Section 9. Voting. At each meeting of the shareholders, each shareholder shall be entitled to vote in person~~,~~ or via electronic means (if applicable), or by proxy made in accordance with the provisions of the Articles of Incorporation and these Bylaws and held by some person or persons present at such meeting, upon all matters presented at the meeting. ~~With the exception of the election of directors~~Except as may be otherwise be required by applicable law, each shareholder shall ~~have~~be entitled to one vote for each outstanding share of stock ~~standing~~registered in ~~his or her~~such shareholder’s name on each matter submitted to a vote at the meeting of the shareholders. No cumulative voting shall be permitted. The shares outstanding, and the shareholders entitled to vote, shall be determined by reference to the books of the Corporation on the record date determined as provided in Section 6 of Article VII of these Bylaws~~, except as otherwise provided by applicable law. In the election of directors, except as otherwise provided by applicable law, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares held by him or her multiplied by the number of directors to be elected at such election, and said votes may be cast for one director candidate or distributed among two or more director candidates.~~. If any director candidate nominated by the Board unexpectedly becomes unavailable prior to the election, the shares represented by proxy and voting for that candidate will be voted instead for a substitute candidate nominated by the Board. ~~In any matter other than~~Every decision (including the election of directors~~, every decision~~) of a majority of the shares cast at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless a larger vote is required by The General and Business Corporation Law of Missouri, the Articles of Incorporation, or these Bylaws. ~~Directors shall be elected~~In the event of a “contested election,” if the number of nominees for any election of directors nominated by: (i) the Board; (ii) any shareholder; or (iii) a combination of the Board and one or more shareholders, exceeds the number of directors to be elected, the nominees receiving a plurality of the votes ~~of~~cast by the shares represented in person, via electronic means (as applicable) or by proxy at the meeting and entitled to vote on the election of ~~the~~ directors ~~and represented in person or by proxy~~ at a meeting at which a quorum is present shall be elected. Neither abstentions nor broker non-votes will count as a vote cast with respect to that director. If voting shall be by ballot for the election of directors or other questions, the presider of such meeting of the shareholders may appoint not less than two (2) persons, who are not directors or ~~candidates~~nominees for the election as a director, to act as Inspectors of Election and to receive and canvass the votes cast at such meeting and certify the results to the presider. Each such Inspector, before entering upon the discharge of ~~his or her~~their duties, shall take and subscribe any oath required by The General and Business Corporation Law of Missouri. The Inspectors of Election shall take care of the polls and after the balloting shall make and file a written certificate of the result of the votes cast at the meeting.

Section 10. Adjournment. If, at any meeting of the shareholders, a quorum shall fail to attend at the time and place for which such meeting was called, or if the business of such meeting shall not be completed, the meeting may be successively adjourned from day to day, or from time to time, not exceeding ninety (90) days from such adjournment, without further notice, until a quorum shall attend or the business thereof shall be completed. Such adjournment and the reasons therefor shall be recorded with the minutes of the meetings of the shareholders. At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 11. Proxies. Proxies must either (a) be in writing, signed by the shareholder or ~~his or her~~their duly authorized attorney-in-fact or legal representative and filed with the Secretary, or (b) be sent by electronic means or by telephone to the Secretary through a system that is designed to (i) enable the Secretary to verify that the transmission was authorized by the shareholder, and (ii) enable the recipient to retain, retrieve, and reproduce the information authorized by the shareholder. Unless specified therein that it is irrevocable, any proxy may be revoked at the pleasure of the person executing it by (A) ~~by~~ a writing signed by the shareholder or ~~his or her~~their duly authorized attorney-in-fact or legal representative and filed with the Secretary or (B) ~~by~~ notice given by electronic means or by telephone to the Secretary through a system of a kind described in the preceding sentence. To be effective, the grant of a proxy or the revocation of a proxy must be manually signed and filed with the Secretary at or before the roll call of the meeting at which the same is to be used or must be delivered by electronic means or by telephone to the Secretary within the time period specified by the Secretary in advance of the meeting. The Secretary, in ~~his or her~~their sole discretion, may designate the Corporation’s transfer agent or other proxy tabulator to receive grants or revocations of proxies for any of these purposes. No proxy shall be valid after the expiration of eleven (11) months from its date of execution, unless otherwise provided in the proxy. ~~In the event that~~If a proxy shall designate two or more persons to act as proxies, then a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such proxy upon all of the persons so designated, unless the proxy shall otherwise provide.

Section 12. Advance Notice of Shareholder Nominations and Other Proposals.

a. At any meeting of the shareholders, only such nominations of director candidates and such other business may be conducted as have been properly brought before the meeting.

b. To be properly brought before any annual meeting, nominations or other business:

 i. must be a proper matter for shareholder action;

ii. must be (A) specified in the notice of meeting (including any supplemental notice) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before the meeting by a shareholder of record who is entitled to vote at the meeting; and

iii. if brought by a shareholder, must have been identified in a notice in writing that complies with applicable law and that is given to the Secretary at the principal office of the Corporation (regardless of any other public or private notice that may exist) and received by the Secretary (A) if the meeting is to be held on a day that is not more than thirty (30) days from the anniversary of the previous year’s annual meeting, not later than the close of business on the 120th day and not earlier than the close of business on the 150th day before the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting or (B) otherwise not later than the close of business on the 10th day following the date when the Corporation provides notice or public disclosure of the date of the meeting.

No adjournment or postponement of an annual meeting will restart or extend any notice period described in clause (iii).

c. To be properly brought before any special meeting, nominations or other business must be a proper matter for shareholder action and must be identified in the call for the special meeting signed and delivered to the Secretary according to Section 2 of Article II of these Bylaws.

d. For the nomination of any director candidate, any notice described in subsection (b)(iii) or any call by shareholders described in subsection (c) must (i) set forth all information about the director candidate that would be required to be disclosed in a proxy statement soliciting proxies for the election of the director candidate in an election contest or that otherwise would be required to be disclosed under Section 14(a) of the Securities Exchange Act of 1934 as amended (including related regulations and rules, the “Exchange Act”), (ii) include the director candidate’s signed written consent to be nominated as a director candidate, to be named in any proxy statement as a nominee, and to serve as a director if elected, and (iii) set forth, for each proposing shareholder (whether a record shareholder or a beneficial owner~~),~~): (A) the name and address of the shareholder~~,~~; (B) the class and number of shares owned or held by the shareholder as of the date of the notice~~,~~; (C) a description of any agreement, arrangement, or understanding relating to the nomination by or on behalf of the shareholder or others acting in concert with the shareholder (including their identities) as of the date of the notice~~,~~; (D) a description of any agreement, arrangement, or understanding that has the purpose or effect of mitigating loss to, managing risk or benefit of share price changes for, or increasing or decreasing the voting power of the shareholder or others acting in concert with the shareholder (including their identities) in connection with the stock of the Corporation as of the date of the notice~~,~~; (E) a representation that the shareholder is entitled to vote at the meeting and intends to appear in person at the meeting to nominate the director candidate~~,~~; (F) a representation as to whether the shareholder intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to elect the director candidate or otherwise to solicit proxies from shareholders in support of the nomination~~,~~; and (G) a representation to update the information described in clauses (B), (C), and (D) as of the record date for the meeting promptly following the later of the record date or the date the date when the Corporation provides notice or public disclosure of the date of the record date.

e. For any business other than the nomination of a director candidate, any notice described in subsection (b)(iii) or any call by shareholders described in subsection (c) must set forth (i) a brief description of the business and its purpose, (ii) any information about the proposing shareholder (whether a shareholder of record or a beneficial owner) that would be required to be disclosed in a proxy statement soliciting proxies for the proposal or that otherwise would be required to be disclosed under Section 14(a) of the Exchange Act, and (iii) the information described in subsection (c)(iii) as relating to the proposal.

f. Unless otherwise required by applicable law, a failure to abide by this Section 12 or a failure of a proposing shareholder to be entitled to vote or to appear in person and make a nomination or other proposal at a meeting will preclude the nomination or other business from being properly brought before the meeting and being considered or conducted (irrespective of whether proxies having been solicited or received).

g. In addition to the requirements of this Section 12 with respect to any nomination proposed to be made at a meeting, each shareholder providing notice as to nominations pursuant to this Section 12 shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, (i) no such shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and a representation by such shareholder that it will solicit the holders of shares representing at least 67% of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19; and (ii) if such shareholder (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such shareholder’s director nominees. If any such shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

h. Unless otherwise required by applicable law, a shareholder shall not be entitled to make additional or substitute director nominations following expiration of the time periods set forth in these Bylaws.

i. Nothing in this Article shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision thereof) and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting.

ARTICLE III

Directors

Section 1. Qualifications. The corporate powers, business, and property of the Corporation shall be exercised, conducted, and controlled by the Board. It shall not be necessary for a director to be a shareholder.

Section 2. Number and Term. The Board shall consist of not less than eight (8) nor more than eighteen (18) members, with the exact number to be set from time to time by the Board. Each director shall hold office until the earlier of (a) the ~~later of the~~ next succeeding annual meeting at which directors are elected or the date when the director’s successor is duly elected and qualified or (b) the effective date of the director’s removal, resignation, death, or disqualification, or failure to be elected in accordance with Article II, Section 9.

Section 3. Nomination. The Corporate Governance & Nominating Committee (the “Governance Committee”) of the Board will recommend, and the Board will nominate, a slate of director candidates for election to the Board at each annual meeting of the shareholders. The Governance Committee ~~must~~will consider potential director candidates who are recommended by shareholders ~~in compliance with~~to the extent required by applicable law. Any recommendation by shareholders to the Governance Committee must include the information described in Section 12(d) of Article II of these Bylaws and must be submitted in writing to the Chair of the Governance Committee at the principal office of the Corporation.

Section 4. Election, Vacancies, and Removal. At each annual meeting of the shareholders, shareholders entitled to vote in the election of directors at the meeting will elect directors as provided by applicable law, the Articles of Incorporation, and these Bylaws. If for any reason the election of directors cannot be held during an annual meeting, the election may be held on any other day at a special meeting of the shareholders called and held for that purpose. The Chair of the Board will be appointed by the Board from among its members. Vacancies on the Board ~~and newly created directorships resulting from any~~(whether caused by removal, resignation, death, disqualification, an increase in the number of directors ~~to constitute~~, or the ~~Board~~failure of a director to be elected in accordance with Article II, Section 9) may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders. A director may resign by notice to the Board, the Chair of the Board, or the Secretary, and whether or not accepted, such a resignation will become effective on the later of the date of receipt or the date of resignation specified in the notice. The entire Board or any one or more of the directors may be removed with or without cause if ~~(a)~~ at a meeting specially called for the purpose of removing directors, the holders of at least two-thirds of the outstanding shares of stock then entitled to vote in elections of directors shall vote for such removal~~, and (b) as to any director if less than the entire Board is to be removed, the number of shares voted against removal would not be sufficient to elect the director if then cumulatively voted in an election of the entire Board.~~. In addition, any director may be removed for cause by action of a majority of the entire Board if the director to be removed shall, at the time of removal, fail to meet the qualifications for election as a director stated in the Articles of Incorporation or these Bylaws or shall be in breach of any agreement between such director and the Corporation relating to such director’s services as a director or employee of the Corporation. Notice of the proposed removal of a director by the Board shall be given to all directors of the Corporation prior to action thereon.

Section 5. Regular Meetings. Regular meetings of the Board may be held at such time and place as shall be determined from time to time by the Board. After the time and place of any such regular meeting shall have been so determined, no notice of such regular meeting need be given. Independent directors (as defined in the Corporate Governance Guidelines of the Corporation and subject to any additional independence criteria established by the Board, NASDAQ Stock Market Listing Rule 5605(a)(2), and Rule 10A-3 under the Exchange Act, the “Independent Directors”) shall convene regularly scheduled executive sessions at least twice per year in conjunction with regularly scheduled Board meetings or at such other times and places as deemed necessary or appropriate by the Independent Directors or as required by applicable law.

Section 6. Special Meetings. Special meetings of the Board for any purpose or purposes may be called by the Chair of the Board, or in the case of the absence or disability of the Chair, by ~~any~~the Chief Executive Officer or the President, or at the written request of a majority of the Board. Each call for a special meeting of the Board must state the time, the day, the place, and the purpose or purposes of the meeting and must be delivered to the Secretary. The business transacted at a special meeting of the Board will be confined to the purpose or purposes stated in the notice of the meeting and to matters germane to the purpose or purposes, unless all directors are present at the meeting and consent to the transaction of other business.

Section 7. Notice of Meetings. No notice shall be required to be given of any regular meeting of the Board. Notice of any change in the time or place of any regular meeting and notice of any special meeting, in each case, shall be given within a reasonable time in advance of the meeting to each director in person or by mail, courier, telephone, ~~confirmed facsimile transmission,~~ electronic mail, or other means of electronic transmission to the address, number, e-mail account, or other reference supplied by such director for the purpose of receiving communications. A notice of a special meeting will include the purpose or purposes of the meeting. Attendance of a director at any meeting of the Board will constitute a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice of a meeting of the Board may also be waived by a director in writing, ~~by signed facsimile transmission,~~ or by electronic mail or other electronic transmission.

Section 8. Actions Without a Meeting. Any action that is required to be or may be taken at a meeting of the Board may be taken without a meeting if, setting forth the action so taken, all of the members of the Board consent to the action in writing or by electronic transmission. Such a consent has the same force and effect as a unanimous vote at a meeting duly held. The Secretary must file the consents with the minutes of the meetings of the Board.

Section 9. Quorum. A majority of the Board constitutes a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except to the extent otherwise required by applicable law, the Articles of Incorporation, or these Bylaws.

Section 10. Adjournment. If at any meeting of the Board a quorum shall fail to attend, a majority of the directors present at the time and place appointed for such meeting may adjourn the meeting from time to time to any time and place until the next regular meeting of the Board, without notice other than an oral announcement at the meeting and adjournments thereof, until a quorum shall attend. Likewise, any meeting of the Board at which a quorum is present may also be adjourned, in like manner and on like notice, for such time or upon such call as may be determined by a majority of the directors there present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 11. Organization. The Chair of the Board, or the Lead Director (if a Lead Director has been appointed) in the case of the absence or disability of the Chair, or a chair pro tem selected by a majority of the directors present in the case of the absence or disability of all of them, shall preside at any meeting of the Board. The Secretary, or an Assistant Secretary in the case of the absence or disability of the Secretary, or a secretary selected by the presider in the case of the absence or disability of all of them, shall act as the secretary of any meeting of the Board. Members of the Board may attend and participate in a meeting through a telephonic or video conference call or through the use of similar remote communications equipment, in each case, where all persons participating in the meeting can hear each other, and participation in a meeting in this manner will constitute presence in person at the meeting.

Section 12. Rules. The Board may adopt any rules that in its judgment are appropriate or advisable for the conduct of its meetings and its exercise, conduct, and control of the corporate powers, business, and property of the Corporation, in each case, consistent with applicable law, the Articles of Incorporation, these Bylaws, and the Corporation’s Code of Ethics.

Section 13. Minutes. The Board shall cause to be kept a complete record of its meetings and acts and of the proceedings of the shareholders.

Section 14. Powers of the Board. In addition to the powers and authorities conferred by applicable law, the Articles of Incorporation, and these Bylaws, the Board may exercise all such powers and authorities of the Corporation and do all such lawful acts and things as are not by law prohibited and are not required or directed to be exercised or done by the shareholders.

Section 15. Compensation of Directors. The compensation to be paid to the directors shall be determined from time to time by the Board, based upon the recommendations of the   Compensation Committee, but no such compensation for service as a director may be paid to any director who shall at the time be receiving a salary from the Corporation or any of its subsidiaries as an officer thereof.

Section 16. Lead Director. At any time when the Chair of the Board does not qualify as an Independent Director, the Independent Directors shall, by a majority vote at a meeting consisting solely of Independent Directors, appoint one of the Independent Directors as Lead Director. The Lead Director shall have the following authority and responsibilities~~: (a)~~, to: (a) preside at meetings of the full Board, if the Chair is not present; (b) ~~to~~ convene periodic meetings of Independent Directors (at which only Independent Directors are present) and preside over such meetings; (c) ~~to approve~~consult on agendas for Board meetings and information to be sent to the Board; (d) ~~to~~ approve schedules of Board meetings, so as to assure there is sufficient time to discuss all agenda items; (e) ~~to~~ serve as a liaison between the Independent Directors and the Chair; (f) ~~to~~ hold periodic meetings with the Chief Executive Officer and Chair to discuss matters of importance to the Independent Directors, act as the Independent Directors’ informal spokesperson, and help facilitate the Board’s oversight of management; (g) ~~to~~ serve as an advocate for the interests of the Corporation’s shareholders; ~~(h) if requested by major shareholders of the Corporation, to ensure that the Lead Director is available for consultation and direct communications; and (i) to~~and (h) coordinate the activities of the other Independent Directors and perform such other duties and responsibilities as a majority of the Independent Directors may specify from time to time. A Lead Director will hold office until the earlier of (A) the ~~later of the~~ first regular meeting of the Board in the following calendar year or the date when the Lead Director’s successor is duly elected and qualified or (B) the effective date of the Lead Director’s removal, resignation, death, ~~or~~ disqualification, or failure to be elected. An Independent Director may be reappointed as Lead Director for one or more additional one-year terms.

ARTICLE IV

Committees

Section 1. Committees. Subject to applicable law, the Board may exercise, conduct, or control the corporate powers, business, or property of the Corporation through committees of the Board (“Committees”) that consist of directors or officers of the Corporation or any of its subsidiaries. The Board will create a Compensation Committee, a Corporate Audit Committee, a Corporate Governance & Nominating Committee, and a Risk Committee that, in each case, complies with applicable law (including applicable banking or securities regulations and applicable securities exchange listing rules). The Board may create other Committees that, in its judgment, are necessary, appropriate, or advisable. The Board will approve and from time to time may amend a Charter for each Committee that describes its purpose, membership, procedures, duties, rights, powers, and authorities. The Board, by resolution, may assign or delegate additional duties, rights, powers, or authorities to a Committee if necessary, appropriate, or advisable in the judgment of the Board.

Section 2. Compensation of Committee Members. The Board, after considering any recommendation of the Compensation Committee, will determine the compensation to be paid to the members of Committees. But no person who is receiving a salary as an officer of the Corporation or any of its subsidiaries will be entitled to compensation for serving as a member of one or more Committees.

ARTICLE V

Officers

Section 1. Executive Officers. Any person who is appointed by the Board to serve both as Chair of the Board and as Chief Executive Officer may perform or otherwise do any act required or permitted by any provision of The General and Business Corporation Law of Missouri to be done by the President of the Corporation. In addition to ~~any~~the Chief Executive Officer, the executive officers of the Corporation shall be a President, a Secretary, any ~~Executive~~executive or ~~Senior~~senior Vice Presidents, and such other executive officers as shall be appointed by the Board, all of whom shall be chosen and appointed by the Board. Any person may hold two or more offices~~, except~~; provided, however, that the ~~offices of~~ Secretary ~~and any~~may not also concurrently hold the office of Chief Executive Officer or President.

Section 2. Subordinate Officers. The Board, ~~any~~the Chief Executive Officer, or the President may appoint such additional subordinate officers, including vice presidents and assistant vice presidents, as any of them may deem necessary, appropriate, or advisable.

Section 3. Term of Office and Removal. Each executive officer or subordinate officer may be appointed with or without a fixed term. ~~Any~~The Chief Executive Officer may at any time, with or without cause, be removed from that office by the Board. The President may at any time, with or without cause, be removed from that office by the Board or ~~any~~the Chief Executive Officer. Any other executive officer or any subordinate officer may be removed from that office at any time, with or without cause, by the Board, ~~any~~the Chief Executive Officer, the President, or any other officer authorized by any of them.

Section 4. Compensation. The  Compensation Committee shall determine, from time to time but at least annually, and may adjust the compensation of ~~any~~the Chief Executive Officer, all other officers of the Corporation or its subsidiaries covered by Rule 16a-1(f) under the Exchange Act, and any other officers of the Corporation or its subsidiaries identified by the Compensation Committee from time to time. ~~Any~~The Chief Executive Officer or, if none exists, the President, directly or indirectly through one or more designees, shall determine from time to time and may adjust the non-equity compensation of other officers and employees of the Corporation or its subsidiaries.

Section 5. Duties and Powers of the Officers. ~~Any~~The Chief Executive Officer or, if none exits, the President will possess the general executive powers and authorities of the Corporation and will possess any other powers, authorities, duties, and obligations that are identified from time to time generally or specifically by the Board, except to the extent otherwise provided by applicable law. The President (if no Chief Executive Officer exists) and all executive officers and subordinate officers will possess any powers, authorities, duties, and obligations that are identified generally or specifically from time to time by the Board, ~~any~~the Chief Executive Officer, or the President (if no Chief Executive Officer exists) directly or indirectly through one or more designees, except in each case to the extent otherwise provided by applicable law. The Secretary shall keep and maintain custody of (a) the minutes of the proceedings of the shareholders and the Board, (b) the corporate seal of the Corporation, which the Secretary is authorized to affix to all instruments and other documents requiring the Corporation’s seal, and (c) all other corporate records entrusted by the Board, ~~any~~the Chief Executive Officer, or the President to the Secretary.

ARTICLE VI

Agents and Attorneys

~~Any~~The Chief Executive Officer, the President, or any executive officer designated by ~~any~~the Chief Executive Officer or the President may appoint such agents and legal representatives of the Corporation as any one of them may deem necessary, appropriate, or advisable, and any one of them may, by power of attorney, authorize such agents or legal representatives to represent the Corporation and for it and in its name, place, and stead and for its use and benefit to transact any and all business, to the extent authorized, which the Corporation is authorized to transact or do by its Articles of Incorporation, these Bylaws, or applicable law, and in its name, place, and stead and as its corporate act and deed to sign, acknowledge, and execute any and all contracts, instruments, and other documents necessary, appropriate, or advisable in the transaction of such business as fully to all intents and purposes as the Corporation may or could do if it acted by and through its regularly elected and qualified officers.

ARTICLE VII

Certificate of Stock, Uncertificated Shares, and Transfers

Section 1. Issuance. Shares of stock of the Corporation may be certificated or uncertificated. Except as provided by applicable law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of holders of certificates representing shares of stock of the same class and same series shall be identical. Each holder of stock represented by certificates shall be entitled to have a certificate. The certificates of stock shall be in such form as the Board shall determine. Each certificate shall be signed by the Chair of the Board, ~~any~~the Chief Executive Officer, or the President

and by the Secretary or an Assistant Secretary and shall express on its face its number, date of issuance, and the number of shares for which and the person to whom it is issued. Any of or all of the signatures may be facsimile, engraved, printed, or otherwise reproduced. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if the person were an officer, transfer agent, or registrar at the date of its issue. Each shareholder of the Corporation whose shares are uncertificated shall be entitled to receive a statement of holdings as evidence of share ownership.

Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferable only on the stock transfer books of the Corporation, which shall be in the possession of the Secretary or a transfer agent of the Corporation. No transfer of stock shall be valid against the Corporation until the same is so entered upon its stock transfer books by an entry showing from and to whom the stock is transferred, and (i) if the stock is certificated, the transfer shall not be valid unless and until the old certificate is surrendered to the Corporation for cancellation, duly ~~indorsed~~endorsed and accompanied by proper evidence of succession, assignment, or transfer, and any other provisions of applicable law are satisfied or (ii) if the stock is uncertificated, the transfer shall not be valid unless and until accompanied by a duly executed stock transfer power or other proper transfer instructions from the registered owner of such uncertificated stock and any other provisions of applicable law are satisfied.

Section 3. Old Certificate To Be Canceled. No new certificated or uncertificated shares shall be issued in place of previously issued certificated shares until the former certificate or certificates for the shares represented thereby shall have been surrendered to and canceled by the Secretary or a transfer agent of the Corporation, by writing across the face thereof the word “Canceled” with the date of cancellation. In case any certificate shall be claimed to be lost, destroyed, or wrongfully taken, no new or duplicate certificate shall be issued for the shares represented thereby and no new certificate shall be issued upon a transfer of such shares, except pursuant to a judgment of a court of competent jurisdiction, duly given and made in accordance with the laws of the State of Missouri, or upon a corporate surety bond or other indemnity in form and amount satisfactory to the Corporation being furnished to the Corporation and other provisions of applicable law being satisfied.

Section 4. Treasury Stock. All issued and outstanding stock of the Corporation that may be purchased or otherwise reacquired by the Corporation shall be treasury stock and, except as otherwise required by The General and Business Corporation Law of Missouri, shall be subject to disposal by action of the Board. Such stock shall neither vote nor participate in dividends while held by the Corporation.

Section 5. Registered Shareholders. The Corporation shall be entitled to treat the registered holder of any share or shares of stock whose name appears on the Corporation’s books as the owner or holder thereof as the absolute owner of all legal and equitable interest therein for all purposes and, except as may be otherwise provided by applicable law, shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, regardless of whether or not it shall have actual or implied notice of such claim or interest.

Section 6. Closing of Stock Transfer Books and Fixing of Record Dates. The Board shall have power to close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of the shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change, conversion, or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of the shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change, conversion, or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, and any adjournment or postponement thereof, or entitled to receive payment of such dividend, or entitled to such allotment of rights, or entitled to exercise the rights in respect of such change, conversion, or exchange of shares. In such case only the shareholders who are shareholders of record on the date of closing the stock transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing the stock transfer books or such record date fixed.

ARTICLE VIII

Seal

The Corporation may have a corporate seal, which shall have inscribed around the circumference thereof “UMB Financial Corporation – Missouri” and elsewhere thereon shall bear the words “Corporate Seal.” Any corporate seal may be affixed by impression or may be facsimile, engraved, printed, or otherwise reproduced.

ARTICLE IX

Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board. Absent action by the Board, the fiscal year of the Corporation shall begin on the first day of January in each calendar year and shall terminate on the last day of December of the same calendar year.

Section 2. Failure or Refusal to Give Notice on Request. If the Secretary or an Assistant Secretary, upon written request by the proper party or parties as provided by applicable law, the Articles of Incorporation, or these Bylaws, shall fail or refuse to give any notice which the Secretary or Assistant Secretary is required to give, the party or parties entitled to require that such notice be given may sign and issue a notice of the character and in the manner so provided and setting forth in such notice the fact of such failure or refusal on the part of the Secretary or Assistant Secretary to give the notice as required, and such notice so signed and issued shall have the same force and effect as though signed and issued by the Secretary or Assistant Secretary.

Section 3. Checks, Drafts, and Other Instruments. All checks and drafts on the Corporation’s bank accounts, all bills of exchange and promissory notes of the Corporation, and all acceptances, obligations, and other instruments for the payment of money by the Corporation shall be signed by such officer or officers or agent or agents as shall be duly authorized from time to time by the Board; provided, however, that the Board may authorize the use of facsimile signatures of such officers or agents upon such terms and subject to such conditions as the Board may determine.

Section 4. Indemnification of Directors ~~and~~, Officers and Employees.

a. Generally. Any person who was or is a party or is threatened to be made a defendant party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the Corporation~~)~~, a “General Action”) by reason of the fact that ~~he~~they are or ~~she is or was~~were a director or officer of the Corporation or any of its subsidiaries (a subsidiary being defined as another corporation or other entity included in a controlled group of corporations or other entities of which the Corporation is a common parent), or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise (which shall be deemed to include service in a fiduciary capacity or otherwise with respect to any employee benefit plan of the Corporation or any other corporation or other entity) (each such director or officer, an “Executive”) shall, to the maximum extent permitted by applicable law, be indemnified against expenses (including attorneys’ fees), judgments, fines, and amounts (collectively, “Expenses”) paid in settlement ~~(which shall include any excise taxes assessed against a person with respect to an employee benefit plan)~~ actually and reasonably incurred by ~~him or her~~them in ~~connection with~~defense of such ~~action, suit, or proceeding~~ General Action, if ~~he or she~~they:

(i) acted in good faith and in a manner ~~he or she~~they reasonably believed to be in or not opposed to the best interests of the Corporation or the participants or beneficiaries of any employee benefit plan~~,~~; and~~,~~

(ii) with respect to any criminal ~~action or proceeding~~General Action, had no reasonable cause to believe ~~his or her~~ their conduct was unlawful.

Any employee of the Corporation or its subsidiaries, when acting in a supervisory or managerial capacity~~, may likewise be indemnified, but such indemnification is not mandatory. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.~~ (each, an “Employee”), may likewise be indemnified under subsection (a), but such indemnification is not mandatory.

~~b.~~ b. Actions by or in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor (each such an action, suit or proceeding, a “Corporate Action,” and together with a General Action, an “Action”) by reason of the fact that ~~he or she is~~they were or ~~was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise~~are an Executive shall, to the maximum extent permitted by applicable law, be indemnified against ~~expenses (including attorneys’ fees) and amounts~~Expenses paid in settlement actually and reasonably incurred by ~~him or her~~them in connection with the defense or settlement of the ~~action, suit, or proceeding~~Corporate Action, if ~~he or she~~they acted in good faith and in a manner ~~he or she~~they reasonably believed to be in or not opposed to the best interests of the Corporation.

Any ~~employee of the Corporation or its subsidiaries, when acting in a supervisory or managerial capacity,~~Employee may likewise be indemnified~~,~~ under subsection (b), but such indemnification is not mandatory. ~~However~~

Notwithstanding , no indemnification shall be made in respect of any ~~claim, issue, or~~ matter ~~as to~~in which any person ~~shall have~~has been adjudged to be liable for negligence or misconduct in the performance of ~~his or her~~their duty to the Corporation unless and only to the extent that a court determines that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court ~~shall deem~~deems proper.

~~c.~~ c. Mandatory Indemnification. Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, any person who has been successful on the merits or otherwise in defense of any ~~action, suit, or proceeding~~Action referred to in subsections (a) or (b) above, or in defense of any claim, issue, or matter therein, shall be indemnified against ~~expenses (including attorneys’ fees)~~Expenses actually and reasonably incurred by ~~him or her~~them in connection therewith.

d. Standard of Conduct. Except as provided in subsection (e), indemnification of anyone under subsections (a) or (b), unless ordered by a court of competent jurisdiction, shall only be made by the Corporation ~~only as authorized~~ in each case upon a determination that it is proper because the ~~director, officer, or employee~~ person has met the applicable standard of conduct. Such a determination may be made by the Board ~~by~~, or a ~~majority vote of a quorum consisting~~committee of the Board comprised solely of non-employee directors ~~who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable or even if obtainable, a quorum of disinterested directors (by independent legal counsel in a written opinion) or by the shareholders.~~, and as otherwise permitted by applicable law.

e. Prohibited Indemnification. Notwithstanding anything herein to the contrary, unless required by applicable law, no ~~director, officer, or employee~~person shall be indemnified against any ~~expenses, penalties, or other payments~~Expenses incurred:

i. ~~in an administrative action, suit, or proceeding instituted by a bank regulatory agency~~ to the extent ~~that such~~ prohibited by applicable law, or to the extent an indemnification ~~would constitute~~otherwise constitutes a “prohibited indemnification payment” (as such term is defined under ~~applicable provisions of~~ the Federal Deposit Insurance Act and regulations thereunder), except ~~under circumstances~~as specifically permitted by ~~such~~the foregoing Act and regulations~~, or otherwise would constitute an indemnification payment that is prohibited by applicable law, or~~; or

ii. unless ~~he or she~~the person notifies the Corporation in writing of the ~~threatened, pending, or completed action, suit, or proceeding~~Action promptly on becoming aware ~~thereof~~ and, before incurring expense of any kind ~~therein or~~ in connection ~~therewith~~with the Action, gives the Corporation or its insurer the opportunity to provide an independent attorney to represent ~~him or her in, and to otherwise counsel him or her~~them in connection with~~, any such action, suit, or proceeding,~~ the Action; or

iii. in connection with any settlement of ~~a claim asserted or action, suit, or proceeding~~any Action brought or threatened against ~~him or her~~them unless the Board: (A) approved the amount of such settlement as (I) reasonable and (II) not affecting the Corporation’s safety and soundness, or (B) could not, by reason of the ~~action, intervention, or threat of a court, government agency, or instrumentality~~Action, act with complete independence and free of circumscription in relation to the ~~subject matter,~~Action; or

iv. in connection with any: (A) claim made against ~~him or her~~them for an accounting of profits made from the purchase or sale by ~~him or her~~them of securities of the Corporation within the meaning of Section 16b of the Exchange Act or similar provisions of any applicable law, or

~~v. in connection with any~~(B) action, suit, or proceeding (or part thereof) initiated by such person claiming indemnification unless such action, suit, or proceeding (or part thereof) initiated by such person was authorized by the Board.

f. ~~The~~ Advancement. To the extent permissible under applicable law, the right to indemnification of ~~officers and directors~~Executives shall include the right~~, to the extent permissible under applicable law,~~  to be paid by the Corporation reasonable ~~expenses, including attorneys’ fees~~Expenses (but not including any retainers or prepayments of fees, unless such retainers or prepayments are specifically approved ~~by the Board~~), incurred in defending any such ~~action, suit, or proceeding~~Action, in advance of its final disposition~~; provided, however, that the payment of such expenses in advance of the final disposition of such proceeding shall be made~~, but only:

i. upon such Executive’s delivery to the Corporation of a written agreement, ~~by or on behalf of such director or officer,~~ in which ~~such director or officer agrees~~they agree to repay all amounts ~~so~~ advanced if it should be ultimately determined by a court or other tribunal or by the Board (or its designee) that: (A) such person is not entitled to be indemnified ~~under this Section or otherwise~~, or (B) such ~~director or officer~~person is assessed a civil money penalty ~~imposed~~ by a bank regulatory agency, is removed or prohibited from banking, or is ~~required under~~subject to a final order to cease an action or take an affirmative action by a bank regulatory agency, and

ii. until such time as ~~the Board has made~~ a final determination regarding indemnification under subsection (d~~). If the Board’s final determination is~~) has been made; provided, that if indemnification is determined to not be proper, ~~further~~any advancement ~~of expenses, including attorneys’ fees,~~ will immediately cease. ~~If the Board’s final determination is that~~ If indemnification is determined to be proper, ~~indemnification of expenses, including attorneys’ fees,~~advancement of Expenses will continue.

g. Enforcement. If the claim of an ~~officer or director~~Executive for indemnification under these Bylaws is not paid in full by the Corporation within thirty (30) days after a written claim ~~therefor~~ has been received by the Corporation, the claimant may ~~any time thereafter~~ bring suit against the Corporation to recover the unpaid ~~amount of the claim~~amounts, and if successful in whole or in part, the claimant shall be entitled to ~~be paid also~~recover the expense of prosecuting such claim. Neither the failure of the Corporation ~~(including the Board, independent legal counsel, or shareholders)~~ to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification ~~or advancement~~ under the circumstances, nor an actual determination by the Corporation ~~(including the Board, independent legal counsel, or shareholders)~~ that the claimant is not entitled to indemnification ~~or advancement~~, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification ~~or advancement~~.

h. Insurance. The Corporation may purchase and maintain insurance, or another similar arrangement, on behalf of any person who is or was ~~a director, officer,~~an Executive or ~~employee of the Corporation or any of its subsidiaries or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise~~Employee, against any liability asserted against ~~him~~, or ~~her and~~ incurred by ~~him or her~~, them in any such capacity, or arising out of ~~his or her~~their status as such, whether or not the Corporation would have the power to indemnify ~~him or her~~ them against such liability under these Bylaws or applicable law; provided, however, that such insurance or other arrangement shall not provide coverage inconsistent with that permitted by applicable law.

i. Indemnity Not Exclusive. The indemnification provided for ~~directors, officers,~~Executives or ~~employees of the Corporation~~Employees (i) shall not be deemed exclusive of any other rights to which those ~~officers, directors,~~Executives or ~~employees~~Employees may be entitled to under the Articles of Incorporation, these Bylaws, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in ~~his or her~~their official capacity and as to actions in another capacity while holding such office, and (ii) shall continue as to any person who has ceased to be ~~a director, officer, or employee of the Corporation~~an Executive or Employee and shall inure to the benefit of ~~his or her~~their heirs, executors, and administrators.

j.  Miscellaneous. The right of any ~~officer or director~~Executive to be indemnified, reimbursed, or advanced amounts pursuant ~~hereto:~~

to these Bylaws (i~~.~~ ) is a contract right ~~based upon good and valuable consideration, pursuant to which~~, enforceable by the ~~person entitled thereto may bring suit~~Executive as if the applicable provisions ~~hereof~~ of these Bylaws were set forth in a separate written contract between the Corporation and the ~~director or officer,~~

Executive, (ii~~.~~ ) is intended to be retroactive ~~and shall be available with respect to events occurring prior to the adoption hereof, and~~

, and (iii~~.~~ ) shall continue to exist after the rescission or restrictive modification ~~hereof~~of these Bylaws with respect to prior events ~~occurring prior thereto~~.

Section 5. Amendments to Bylaws. ~~The~~Except as required otherwise by applicable law, the Board shall have the power to make, alter, amend, or repeal these Bylaws from time to time.